EXHIBIT 99.1
Wyndham Worldwide Reports Strong Second Quarter 2011 Earnings
Delivers Free Cash Flow Growth
Increases Guidance
PARSIPPANY, N.J. (July 27, 2011) — Wyndham Worldwide Corporation (NYSE:WYN) today announced results for the three months ended June 30, 2011.
Highlights:
•	Second quarter 2011 adjusted diluted earnings per share (EPS) was $0.64, compared with $0.51 in the second quarter of 2010, an increase of 25%. Second quarter 2011 reported diluted EPS was $0.67, an increase of 31%, compared with the same period in 2010.

•	Free cash flow increased 22% to $595 million for the first half, compared with $486 million during the same period in 2010. The Company defines free cash flow as net cash provided by operating activities less capital expenditures, equity investments and development advances.

•	During the quarter, the Company repurchased approximately 6.2 million shares of its common stock at an average price of $32.50 for $200 million.

•	The Company is increasing its full-year adjusted EPS guidance from a range of $2.15 — $2.25 to a range of $2.32 — $2.40 based on a diluted share count of 171 million.
“Wyndham Worldwide once again delivered strong results across all three of our businesses, which are each well-positioned to deliver profit growth in the future,” said Stephen P. Holmes, chairman and CEO, Wyndham Worldwide. “In addition, we continue to generate significant and growing levels of sustainable free cash flow that we are deploying to drive shareholder value.”
SECOND QUARTER 2011 OPERATING RESULTS
Second quarter revenues increased 13% from the prior year period to $1.1 billion. The revenue growth reflects strong RevPAR growth of 9.7% in our hotel business, contributions from acquisitions of vacation rental businesses and higher sales in the vacation ownership business.
For the second quarter of 2011, adjusted net income increased to $108 million, compared with $95 million in the second quarter of 2010. On a per share basis, adjusted net income grew 25% to $0.64 per diluted share, compared with the same period in 2010. The increase reflects strong operational performance by the Company’s three business units and the significant benefit from the Company’s share repurchase program, partially offset by higher tax rates compared with the second quarter of 2010. Adjusted net income for the second quarter of 2011 excludes an after-tax net benefit of $13 million related to a refund of value added taxes. This was partially offset by $5 million of after-tax costs related to a previously announced restructuring of call centers at the Company’s vacation exchange and rentals business and a $2 million after-tax expense related to the resolution of certain contingent liabilities and assets.
Including the above adjustments, second quarter 2011 net income grew 20% to $114 million, or $0.67 per diluted share, compared with net income of $95 million, or $0.51 per diluted share, for the second quarter of 2010.
Free cash flow increased 22% to $595 million for the first half, compared with $486 million during the same period in 2010. The growth in free cash flow reflects higher cash earnings, more efficient working capital utilization and a refund of value added taxes. For the first half, cash provided by operating activities was $696 million, compared with $557 million in the prior year period.
BUSINESS UNIT RESULTS
Lodging (Wyndham Hotel Group)
Revenues were $190 million in the second quarter of 2011, an increase of 7%, compared with the second quarter of 2010, reflecting a RevPAR increase and incremental revenues related to the acquisition of the TRYP hotel brand in June of 2010.
In the second quarter of 2011 system-wide RevPAR increased 9.7%. Excluding the impact of the TRYP by Wyndham hotel brand and in constant currency, the increase was 5.8%.
Second quarter 2011 EBITDA was $66 million, an increase of 32%, compared with second quarter 2010 adjusted EBITDA, primarily as a result of the RevPAR improvement and lower bad debt expense.
As of June 30, 2011, the Company’s hotel system consisted of approximately 7,220 properties and 612,900 rooms. The development pipeline included over 840 hotels and approximately 111,000 rooms, of which 58% were new construction. International rooms accounted for 64% of the development pipeline.
Vacation Exchange and Rentals (Wyndham Exchange & Rentals)
Revenues were $361 million in the second quarter of 2011, an increase of 28% compared with the second quarter of 2010, reflecting incremental revenues from acquisitions and the favorable impact from foreign currency.

Exchange revenues were $168 million, an increase of 4%, compared with the second quarter of 2010. In constant currency, exchange revenues increased 2%, reflecting a 1% increase in exchange revenue per member. The average number of members remained relatively flat.
Vacation rental revenues were $180 million, which included $46 million of incremental revenues related to acquisitions, compared with $115 million in the second quarter of 2010. In constant currency, excluding the impact of the incremental revenues from acquisitions, net revenues generated from rental transactions and related services increased 3%, reflecting a 5% increase in the average net price per vacation rental, partially offset by a 1% decline in rental transaction volume.
Adjusted EBITDA for the second quarter of 2011 was $82 million, a 5% increase compared with $78 million in the prior year period. The increase reflects incremental contributions from acquisitions. Second quarter 2011 adjusted EBITDA excludes a net benefit of $31 million related to a refund of value added taxes and $7 million of costs related to a previously announced restructuring initiative.
Vacation Ownership (Wyndham Vacation Ownership)
Gross Vacation Ownership Interest (VOI) sales were $412 million in the second quarter of 2011, up 11% from the second quarter of 2010, reflecting a 9% increase in tour flow and a 3% increase in volume per guest.
Total segment revenues were $541 million in the second quarter of 2011, compared with $505 million in the second quarter of 2010, reflecting the increase in gross VOI sales and a lower provision for loan losses.
EBITDA for the second quarter of 2011 increased 25% to $130 million, compared with EBITDA of $104 million in the second quarter of 2010. This EBITDA increase reflects the increase in VOI sales and the lower provision for loan losses.
Other Items
•	The Company repurchased approximately 6.2 million shares of its common stock during the second quarter of 2011 at an average price of $32.50 and an additional 1.5 million shares at an average price of $34.11 through July 26, 2011.

•	Net interest expense in the second quarter of 2011 was $35 million. Net interest includes $3 million of expenses related to value added tax accruals and $1 million of costs associated with the early repurchase of a portion of the Company’s convertible notes, which are excluded from adjusted net income.

•	The Company previously announced the closing of a new $1 billion revolving credit facility with a maturity date of July 15, 2016 to replace its existing $980 million facility, which had been scheduled to mature in October 2013. There is no change to the Company’s overall corporate debt balance as a result of this transaction.

Balance Sheet Information as of June 30, 2011:
•	Cash and cash equivalents of approximately $295 million, compared with approximately $155 million at December 31, 2010.

•	Vacation ownership contract receivables, net, of $2.9 billion, compared with $3.0 billion at December 31, 2010.

•	Vacation ownership and other inventory of $1.1 billion, compared with $1.2 billion at December 31, 2010.

•	Securitized vacation ownership debt of $1.7 billion, unchanged from December 31, 2010.

•	Other debt of $2.0 billion, compared with $2.1 billion at December 31, 2010. The remaining borrowing capacity on the revolving credit facility was $860 million, compared with $788 million as of December 31, 2010.
A schedule of debt is included in the financial tables section of this press release.
Outlook
The Company is increasing full-year 2011 adjusted EPS guidance from $2.15 — $2.25 to $2.32 — $2.40, based on a diluted share count of 171 million.
The Company is increasing full-year 2011 guidance:
•	Revenues from approximately $4.0 — $4.2 billion to approximately $4.2 — $4.3 billion

•	Adjusted EBITDA from approximately $925 — $955 million to approximately $960 — $975 million
The guidance reflects assumptions used for internal planning purposes. Guidance may exclude legacy items, restructuring costs, debt extinguishment, asset impairments, value added tax refunds and acquisition costs, if any, which may have a positive or negative impact on reported results. If economic conditions change materially from current levels, these assumptions and our guidance may change materially. It is not practicable to provide a reconciliation of forecasted adjusted EBITDA and EPS to the most directly comparable GAAP measures because certain items cannot be reasonably estimated or predicted at this time. Any such items could be significant to our financial results.
Conference Call Information
Wyndham Worldwide Corporation will hold a conference call with investors to discuss this news on Wednesday, July 27, 2011 at 8:30 a.m. EDT. Listeners may access the webcast live through the Company’s website at www.wyndhamworldwide.com/investors/. An archive of this webcast will be available at the website for approximately 90 days beginning at noon EDT on July 27, 2011. The conference call may also be accessed by dialing (800) 369-2052 and providing the passcode “WYNDHAM.” Listeners are urged to call at least 10 minutes prior to the scheduled start time. A telephone replay will be available for approximately 90 days beginning at noon EDT on July 27, 2011, at (866) 443-1216.

Presentation of Financial Information
Financial information discussed in this press release includes both GAAP and non-GAAP measures, which include or exclude certain items. These non-GAAP measures differ from reported results and are intended to illustrate what management believes are relevant period-over-period comparisons. A complete reconciliation of reported GAAP results to the comparable non-GAAP information appears in the financial tables section of the press release.
About Wyndham Worldwide Corporation
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality services and products across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Worldwide encompasses approximately 7,380 franchised hotels and vacation ownership resorts with approximately 633,700 rooms worldwide. Wyndham Exchange & Rentals offers leisure travelers, including its 3.8 million members, access to approximately 97,000 vacation properties located in approximately 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of vacation ownership resorts serving nearly 815,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 26,000 employees globally.
For more information about Wyndham Worldwide, please visit the Company’s website at www.wyndhamworldwide.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to the Company’s revenues, earnings and related financial and operating measures.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward-looking statements include general economic conditions, the performance of the financial and credit markets, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel, vacation exchange and rentals and vacation ownership businesses, as well as those described in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 29, 2011. Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
# # #
Investor and Media contact:
Margo C. Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
(973) 753-6472
margo.happer@wyn.com

Table 1
(1 of 2)
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
In addition to other measures, management evaluates the operating results of each of its reportable segments based upon net revenues and “EBITDA,” which is defined as net income before depreciation and amortization, interest expense (excluding consumer financing interest), interest income (excluding consumer financing interest) and income taxes, each of which is presented on the Company’s Consolidated Statements of Income. The Company believes that EBITDA is a useful measure of performance for the Company’s industry segments which, when considered with GAAP measures, the Company believes gives a more complete understanding of its operating performance. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the three months ended June 30, 2011 and 2010:

	Three Months Ended June 30,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$190	$66		$178	$49 (d)
Vacation Exchange and Rentals	361	106	(b)	281	78
Vacation Ownership	541	130		505	104

Total Reportable Segments	1,092	302		964	231
Corporate and Other (a)	(2)	(26)	(c)	(1)	(14)

Total Company	$1,090	$276		$963	$217

Reconciliation of EBITDA to Net Income

EBITDA		$276			$217
Depreciation and amortization		45			42
Interest expense		37	(e)		36
Interest income		(2)			(2)

Income before income taxes		196			141
Provision for income taxes		82			46

Net income		$114			$95

(a)	Includes the elimination of transactions between segments.

(b)	Includes (i) a $31 million net benefit resulting from a refund of value added taxes and (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010.

(c)	Includes $3 million of a net expense related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(d)	Includes $1 million related to costs incurred in connection with the Company’s acquisition of the TRYP hotel brand during June 2010.

(e)	Includes (i) $3 million of interest related to value added tax accruals and (ii) $1 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the second quarter of 2011.
The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the three months ended June 30, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Three Months Ended June 30,
	2011		2010
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$190	$66	$178	$50
Vacation Exchange and Rentals	361	82	281	78
Vacation Ownership	541	130	505	104

Total Reportable Segments	1,092	278	964	232
Corporate and Other	(2)	(23)	(1)	(14)

Total Company	$1,090	$255	$963	$218

Table 1
(2 of 2)
Wyndham Worldwide Corporation
OPERATING RESULTS OF REPORTABLE SEGMENTS
(In millions)
The following tables summarize net revenues and EBITDA for reportable segments, as well as reconcile EBITDA to net income for the six months ended June 30, 2011 and 2010:

	Six Months Ended June 30,
	2011			2010
	Net Revenues	EBITDA		Net Revenues	EBITDA
Lodging	$339	$92	(c)	$322	$82	(f)
Vacation Exchange and Rentals	716	199	(d)	582	158	(g)
Vacation Ownership	992	227	(e)	950	186

Total Reportable Segments	2,047	518		1,854	426
Corporate and Other (a) (b)	(6)	(38)		(5)	(34)

Total Company	$2,041	$480		$1,849	$392

Reconciliation of EBITDA to Net Income

EBITDA		$480			$392
Depreciation and amortization		90			85
Interest expense		81	(h)		86	(i)
Interest income		(3)			(2)

Income before income taxes		312			223
Provision for income taxes		126			78

Net income		$186			$145

(a)	Includes the elimination of transactions between segments.

(b)	Includes $8 million of a net benefit and $1 million of a net expense during the six months ended June 30, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Includes a non-cash impairment charge of $13 million to reduce the value of an international joint venture in the Company’s hotel business.

(d)	Includes (i) a $31 million net benefit resulting from a refund of value added taxes and (ii) $7 million of restructuring costs incurred in connection with a strategic initiative commenced by the Company during 2010.

(e)	Includes a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(f)	Includes $1 million related to costs incurred in connection with the Company’s acquisition of the TRYP hotel brand during June 2010.

(g)	Includes $4 million related to costs incurred in connection with the Company’s acquisition of Hoseasons Holdings Ltd. during March 2010.

(h)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011 and (ii) $3 million of interest related to value added tax accruals.

(i)	Includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.
The following tables summarize net revenues and Adjusted EBITDA for reportable segments for the six months ended June 30, 2011 and 2010 (for a description of adjustments by segment, see Table 7):

	Six Months Ended June 30,
	2011		2010
		Adjusted		Adjusted
	Net Revenues	EBITDA	Net Revenues	EBITDA
Lodging	$339	$105	$322	$83
Vacation Exchange and Rentals	716	175	582	162
Vacation Ownership	992	226	950	186

Total Reportable Segments	2,047	506	1,854	431
Corporate and Other	(6)	(46)	(5)	(33)

Total Company	$2,041	$460	$1,849	$398

Table 2
Wyndham Worldwide Corporation
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2011		2010	2011		2010
Net revenues
Service and membership fees	$499		$409	$995		$833
Vacation ownership interest sales	313		271	535		488
Franchise fees	134		120	235		211
Consumer financing	103		106	206		211
Other	41		57	70		106

Net revenues	1,090		963	2,041		1,849

Expenses
Operating	458		387 (a)	868		769	(a)
Cost of vacation ownership interests	48		49	79		86
Consumer financing interest	23		29	46		53
Marketing and reservation	153		138	290		261
General and administrative (b)	126	(c)	146	266	(c)	293
Asset impairment	—		—	13	(d)	—
Restructuring	7	(e)	—	6	(f)	—
Depreciation and amortization	45		42	90		85

Total expenses	860		791	1,658		1,547

Operating income	230		172	383		302
Other income, net	(1)		(3)	(7	)(g)	(5)
Interest expense	37	(h)	36	81	(i)	86	(j)
Interest income	(2)		(2)	(3)		(2)

Income before income taxes	196		141	312		223
Provision for income taxes	82		46	126		78

Net income	$114		$95	$186		$145

Earnings per share
Basic	$0.68		$0.53	$1.10		$0.81
Diluted	0.67		0.51	1.07		0.78

Weighted average shares outstanding
Basic	167		180	170		180
Diluted	170		187	174		186

(a)	Includes $1 million during both the three and six months ended June 30, 2010 related to costs incurred in connection with the Company’s June 2010 acquisition of the TRYP hotel brand. The six months ended June 30, 2010 also includes $4 million of costs incurred in connection with the Company’s March 2010 acquisition of Hoseasons Holdings Ltd.

(b)	Includes $3 million of a net expense during the three months ended June 30, 2011 and $4 million of a net benefit and $1 million of a net expense during the six months ended June 30, 2011 and 2010, respectively, related to the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Includes a $31 million net benefit resulting from a refund of value added taxes for both the three and six months ended June 30, 2011.

(d)	Represents a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(e)	Reflects costs incurred as a result of a strategic initiative commenced by the Company during 2010.

(f)	Includes (i) $7 million of costs incurred as a result of a strategic initiative commenced by the Company during 2010 and (ii) a $1 million benefit for the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(g)	The six months ended June 30, 2011, also includes $4 million of a gain related to the redemption of a preferred stock investment allocated to the Company in connection with our separation.

(h)	Includes (i) $3 million of interest related to value added tax accruals and (ii) $1 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the second quarter of 2011.

(i)	Includes (i) $12 million of costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011 and (ii) $3 million of interest related to non-U.S. value added tax accruals.

(j)	Includes $16 million of costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

Table 3
(1 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Rooms	2011	609,600	612,900	N/A	N/A	N/A
	2010	593,300	606,800	605,700	612,700	N/A
	2009	588,500	590,200	590,900	597,700	N/A
	2008	551,100	551,500	583,400	592,900	N/A

RevPAR	2011	$27.71	$35.38	N/A	N/A	N/A
	2010	$25.81	$32.25	$37.14	$29.18	$31.14
	2009	$27.69	$32.38	$34.81	$26.47	$30.34
	2008	$32.21	$38.87	$41.93	$30.03	$35.74

Vacation Exchange and Rentals
Average Number of Members (in 000s)	2011	3,766	3,755	N/A	N/A	N/A
	2010	3,746	3,741	3,766	3,759	3,753
	2009	3,789	3,795	3,781	3,765	3,782
	2008	3,632	3,682	3,673	3,693	3,670

Exchange Revenue Per Member	2011	$205.64	$178.46	N/A	N/A	N/A
	2010	$201.93	$172.20	$173.44	$162.59	$177.53
	2009	$194.83	$174.22	$173.90	$163.89	$176.73
	2008	$234.05	$201.04	$193.39	$165.99	$198.48

Vacation Rental Transactions (in 000s) (b)	2011	398	328	N/A	N/A	N/A
	2010	291	297	322	253	1,163
	2009	273	231	264	196	964
	2008	269	220	255	191	936

Average Net Price Per Vacation Rental (b)	2011	$377.71	$549.09	N/A	N/A	N/A
	2010	$361.17	$387.01	$500.31	$449.12	$425.38
	2009	$353.15	$471.74	$594.34	$499.66	$477.38
	2008	$442.50	$541.69	$659.93	$460.86	$528.95

Vacation Ownership
Gross Vacation Ownership Interest (VOI) Sales (in 000s) (c)	2011	$319,000	$412,000	N/A	N/A	N/A
	2010	$308,000	$371,000	$412,000	$373,000	$1,464,000
	2009	$280,000	$327,000	$366,000	$343,000	$1,315,000
	2008	$458,000	$532,000	$566,000	$432,000	$1,987,000

Tours (d)	2011	137,000	177,000	N/A	N/A	N/A
	2010	123,000	163,000	187,000	160,000	634,000
	2009	137,000	164,000	173,000	142,000	617,000
	2008	255,000	314,000	334,000	240,000	1,143,000

Volume Per Guest (VPG) (d)	2011	$2,192	$2,227	N/A	N/A	N/A
	2010	$2,334	$2,156	$2,081	$2,214	$2,183
	2009	$1,866	$1,854	$1,944	$2,210	$1,964
	2008	$1,668	$1,583	$1,550	$1,630	$1,602

Note:	Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the TRYP hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Includes the impact of the acquisitions of Hoseasons (March 2010), ResortQuest (September 2010) and James Villa Holidays (November 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(c)	Includes gross VOI sales under the Company’s Wyndham Asset Affiliate Model (WAAM) beginning in the first quarter of 2010 (see Table 9 for a reconciliation of gross VOI sales to vacation ownership interest sales).

(d)	Includes the impact of WAAM related tours beginning in the first quarter of 2010.

Table 3
(2 of 3)
Wyndham Worldwide Corporation
ADDITIONAL DATA

	Year	Q1	Q2	Q3	Q4	Full Year

Lodging (a)
Number of Properties	2011	7,190	7,220	N/A	N/A	N/A
	2010	7,090	7,160	7,150	7,210	N/A
	2009	6,990	7,020	7,040	7,110	N/A
	2008	6,550	6,560	6,970	7,040	N/A

Vacation Ownership
Deferred Revenues (in 000s) (b)	2011	$—	$—	N/A	N/A	N/A
	2010	$—	$—	$—	$—	$—
	2009	$67,000	$37,000	$36,000	$47,000	$187,000
	2008	$(82,000)	$(5,000)	$(2,000)	$14,000	$(75,000)

Provision for Loan Losses (in 000s) (c)	2011	$79,000	$80,000	N/A	N/A	N/A
	2010	$86,000	$87,000	$85,000	$82,000	$340,000
	2009	$107,000	$122,000	$117,000	$103,000	$449,000
	2008	$82,000	$113,000	$119,000	$136,000	$450,000

Sales under WAAM (in 000s) (d)	2011	$18,000	$19,000	N/A	N/A	N/A
	2010	$5,000	$13,000	$20,000	$14,000	$51,000

WAAM Commission Revenues (in 000s)	2011	$10,000	$11,000	N/A	N/A	N/A
	2010	$3,000	$8,000	$12,000	$9,000	$31,000

Note: Full year amounts may not foot across due to rounding.

(a)	Includes the impact of the acquisitions of Microtel Inns & Suites and Hawthorn Suites (July 2008) and the TRYP hotel brand (June 2010) from the acquisition dates forward. Therefore, the operating statistics are not presented on a comparable basis.

(b)	Represents the revenue that is deferred under the percentage of completion method of accounting. Under the percentage of completion method of accounting, a portion of the total revenue from a vacation ownership contract sale is not recognized if the construction of the vacation resort has not yet been fully completed. This revenue will be recognized in future periods in proportion to the costs incurred as compared to the total expected costs for completion of construction of the vacation resort. Positive amounts represent the recognition of previously deferred revenues.

(c)	Represents provision for estimated losses on vacation ownership contract receivables originated during the period, which is recorded as a contra revenue to vacation ownership interest sales on the Consolidated Statements of Income.

(d)	Represents gross VOI sales under the Company’s WAAM for which the Company earns commission revenue (WAAM Commission Revenues). The commission revenue earned on these sales is included in service fees and membership revenues on the Consolidated Statement of Income. The Company implemented this sales model during the first quarter of 2010 and, as such, there is no historical data prior to 2010.

Table 3
(3 of 3)
Wyndham Worldwide Corporation
OPERATING STATISTICS
GLOSSARY OF TERMS
Lodging
Number of Rooms: Represents the number of rooms at lodging properties at the end of the period which are either (i) under franchise and/or management agreements, (ii) properties under affiliation agreements for which we receive a fee for reservation and/or other services provided or (iii) properties managed under a joint venture.
Average Occupancy Rate: Represents the percentage of available rooms occupied during the period.
Average Daily Rate (ADR): Represents the average rate charged for renting a lodging room for one day.
RevPAR: Represents revenue per available room and is calculated by multiplying average occupancy rate by ADR. Comparable RevPAR represents RevPAR of hotels which are included in both periods.
Vacation Exchange and Rentals
Average Number of Members: Represents members in our vacation exchange programs who pay annual membership dues. For additional fees, such participants are entitled to exchange intervals for intervals at other properties affiliated with our vacation exchange business. In addition, certain participants may exchange intervals for other leisure-related products and services.
Exchange Revenue Per Member: Represents total annualized revenues generated from fees associated with memberships, exchange transactions, member-related rentals and other servicing for the period divided by the average number of vacation exchange members during the period.
Vacation Rental Transactions: Represents the number of transactions that are generated in connection with customers booking their vacation rental stays through us. One rental transaction is recorded for each standard one-week rental.
Average Net Price Per Vacation Rental: Represents the net rental price generated from renting vacation properties to customers and other related rental servicing fees divided by the number of vacation rental transactions.
Vacation Ownership
Gross Vacation Ownership Interest Sales: Represents sales of vacation ownership interest (VOIs), including Wyndham Asset Affiliation Model sales, before the net effect of percentage-of-completion accounting and loan loss provisions. See Table 9 for a reconciliation of Gross VOI sales to Vacation Ownership Interest Sales. We believe that Gross VOI sales provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the sales volume of this business during a given reporting period.
Tours: Represents the number of tours taken by guests in our efforts to sell vacation ownership interests.
Volume per Guest (VPG): Represents gross VOI sales (excluding tele-sales upgrades, which are non-tour upgrade sales) divided by the number of tours. We have excluded non-tour upgrade sales in the calculation of VPG because non-tour upgrade sales are generated by a different marketing channel. See Table 9 for a detail of tele-sales upgrades for 2007-2010. We believe that VPG provides an enhanced understanding of the performance of our vacation ownership business because it directly measures the efficiency of this business’ tour selling efforts during a given reporting period.
General
Constant Currency: Represents a comparison eliminating the effects of foreign exchange rate fluctuations between periods.

Table 4
Wyndham Worldwide Corporation
REVENUE DETAIL BY REPORTABLE SEGMENT
(In millions)

	2011					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$58	$75	N/A	N/A	N/A	$52	$69	$82	$62	$265
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	75	N/A	N/A	N/A	50	65	76	60	251
Hotel Management Reimbursable Revenues (b)	19	19	N/A	N/A	N/A	21	20	18	18	77
Ancillary Revenues (c)	18	21	N/A	N/A	N/A	21	24	27	23	95

Total Lodging	149	190	N/A	N/A	N/A	144	178	203	163	688

Vacation Exchange and Rentals
Exchange Revenues	194	168	N/A	N/A	N/A	189	161	163	153	666
Rental Revenues	150	180	N/A	N/A	N/A	105	115	161	114	495
Ancillary Revenues (d)	12	13	N/A	N/A	N/A	6	5	6	15	32

Total Vacation Exchange and Rentals	356	361	N/A	N/A	N/A	300	281	330	282	1,193

Vacation Ownership
Vacation Ownership Interest Sales	222	313	N/A	N/A	N/A	217	271	308	276	1,072
Consumer Financing	102	103	N/A	N/A	N/A	105	106	107	107	425
Property Management Fees	110	108	N/A	N/A	N/A	100	100	104	101	405
WAAM Commissions	10	11	N/A	N/A	N/A	3	8	12	8	31
Ancillary Revenues (e)	6	6	N/A	N/A	N/A	19	20	2	5	46

Total Vacation Ownership	450	541	N/A	N/A	N/A	444	505	533	497	1,979

Total Reportable Segments	$955	$1,092	N/A	N/A	N/A	$888	$964	$1,066	$942	$3,860

	2009					2008
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year

Lodging
Royalties and Franchise Fees	$57	$68	$72	$57	$254	$64	$78	$88	$66	$297
Marketing, Reservation and Wyndham Rewards Revenues (a)	54	66	73	53	246	60	75	84	61	280
Hotel Management Reimbursable Revenues (b)	22	23	21	19	85	27	26	25	21	100
Ancillary Revenues (c)	21	17	17	20	75	19	21	16	22	76

Total Lodging	154	174	183	149	660	170	200	213	170	753

Vacation Exchange and Rentals
Exchange Revenues	185	165	164	154	668	213	185	178	152	728
Rental Revenues	96	109	157	98	460	119	119	169	88	495
Ancillary Revenues (d)	6	6	6	6	24	9	10	7	10	36

Total Vacation Exchange and Rentals	287	280	327	258	1,152	341	314	354	250	1,259

Vacation Ownership
Vacation Ownership Interest Sales	239	242	285	287	1,053	294	414	446	309	1,463
Consumer Financing	109	109	108	109	435	99	104	111	112	426
Property Management Fees	91	94	96	95	376	85	84	89	89	346
Ancillary Revenues (e)	23	22	19	17	81	26	19	15	(18)	43

Total Vacation Ownership	462	467	508	508	1,945	504	621	661	492	2,278

Total Reportable Segments	$903	$921	$1,018	$915	$3,757	$1,015	$1,135	$1,228	$912	$4,290

Note: Full year amounts may not foot across due to rounding.

(a)	Marketing and reservation revenues represent fees we receive from franchised and managed hotels that are to be expended for marketing purposes or the operation of a centralized, brand-specific reservation system. These fees are typically based on a percentage of the gross room revenues of each hotel. Wyndham Rewards revenues represent fees we receive relating to our loyalty program.

(b)	Primarily represents payroll costs in our hotel management business that we pay on behalf of property owners and for which we are reimbursed by the property owners.

(c)	Primarily includes additional services provided to franchisees.

(d)	Primarily includes fees generated from programs with affiliated resorts and homeowners.

(e)	Primarily includes revenues associated with bonus points/credits that are provided as purchase incentives on VOI sales and fees generated from other non-core businesses.

Table 5
Wyndham Worldwide Corporation
SCHEDULE OF DEBT
(In millions)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Securitized vacation ownership debt (a)
Term notes	$1,446	$1,666	$1,498	$1,400	$1,255
Bank conduit facility (b)	242	148	152	215	291

Securitized vacation ownership debt (c)	1,688	1,814	1,650	1,615	1,546
Less: Current portion of securitized vacation ownership debt	190	216	223	187	248

Long-term securitized vacation ownership debt	$1,498	$1,598	$1,427	$1,428	$1,298

Debt:
Revolving credit facility (due October 2013) (d)	$107	$5	$154	$26	$—
6.00% senior unsecured notes (due December 2016) (e)	803	797	798	798	798
9.875% senior unsecured notes (due May 2014) (f)	242	241	241	240	239
3.50% convertible notes (due May 2012) (g)	32	41	266	289	362
7.375% senior unsecured notes (due March 2020) (h)	247	247	247	247	247
5.75% senior unsecured notes (due February 2018) (i)	247	247	247	247	—
5.625% senior unsecured notes (due March 2021) (j)	245	245	—	—	—
Vacation rentals capital leases	120	120	115	120	110
Other	1	28	26	34	36

Total debt	2,044	1,971	2,094	2,001	1,792
Less: Current portion of debt	43	12	11	32	29

Long-term debt	$2,001	$1,959	$2,083	$1,969	$1,763

(a)	The Company’s vacation ownership contract receivables are securitized through bankruptcy-remote special purpose entities (“SPE”) that are consolidated with our financial statements. These bankruptcy-remote SPEs are legally separate from the Company. The receivables held by the bankruptcy-remote SPEs are not available to the Company’s creditors and legally are not the Company’s assets. Additionally, the creditors of these SPEs have no recourse to the Company for principal and interest.

(b)	Represents a non-recourse vacation ownership bank conduit facility with a term through June 2013 and borrowing capacity of $600 million. As of June 30, 2011, this facility has remaining borrowing capacity of $358 million.

(c)	This debt is collateralized by $2,672 million, $2,778 million, $2,865 million, $2,874 million and $2,862 million of underlying vacation ownership contract receivables and related assets as of June 30, 2011, March 31, 2011, December 31, 2010, September 30, 2010 and June 30, 2010, respectively.

(d)	Represents a $980 million revolving credit facility that expires on October 1, 2013. As of June 30, 2011, the Company has $13 million of outstanding letters of credit and a remaining borrowing capacity of $860 million. During July 2011, the Company replaced its $980 million revolving credit facility with a five-year $1.0 billion revolving credit facility that expires on July 15, 2016.

(e)	Represents senior unsecured notes issued by the Company during December 2006. The balance as of June 30, 2011 represents $800 million aggregate principal less $2 million of unamortized discount, plus a $5 million fair value hedge derivative.

(f)	Represents senior unsecured notes issued by the Company during May 2009. The balance as of June 30, 2011 represents $250 million aggregate principal less $8 million of unamortized discount.

(g)	Represents convertible notes issued by the Company during May 2009, which includes debt principal, less unamortized discount, and a liability related to a bifurcated conversion feature. During the third and fourth quarters of 2010, the Company repurchased a portion of its 3.50% convertible notes. During the first half of 2011, the Company repurchased a portion of its outstanding 3.50% convertible notes, primarily through the completion of a cash tender offer. The following table details the components of the convertible notes:

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Debt principal	$12	$17	$116	$138	$230
Unamortized discount	(1)	(1)	(12)	(17)	(31)

Debt less discount	11	16	104	121	199
Fair value of conversion feature (*)	21	25	162	168	163

Convertible notes	$32	$41	$266	$289	$362

(*)	The Company also has an asset with a fair value equal to the conversion feature, which represents cash-settled call options that the Company purchased concurrent with the issuance of the convertible notes.

(h)	Represents senior unsecured notes issued by the Company during February 2010. The balance as of June 30, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(i)	Represents senior unsecured notes issued by the Company during September 2010. The balance as of June 30, 2011 represents $250 million aggregate principal less $3 million of unamortized discount.

(j)	Represents senior unsecured notes issued by the Company during March 2011. The balance as of June 30, 2011 represents $250 million aggregate principal less $5 million of unamortized discount.

Table 6
(1 of 2)
Wyndham Worldwide Corporation
BRAND SYSTEM DETAILS

	As of and For the Three Months Ended June 30, 2011
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	98	26,488	62.7%	$109.96	$68.98

TRYP by Wyndham	94	13,659	66.6%	$103.39	$68.88

Wingate by Wyndham	166	15,234	62.8%	$82.01	$51.51

Hawthorn Suites by Wyndham	74	7,054	63.8%	$75.96	$48.49

Ramada	884	117,365	53.9%	$75.47	$40.70

Baymont	255	21,381	51.2%	$62.66	$32.08

Days Inn	1,865	149,032	50.2%	$61.60	$30.92

Super 8	2,214	139,196	54.6%	$54.95	$30.01

Howard Johnson	462	46,291	49.1%	$61.11	$30.00

Travelodge	434	32,364	49.0%	$65.77	$32.23

Microtel Inns & Suites	317	22,579	55.9%	$58.85	$32.88

Knights Inn	347	21,221	40.1%	$42.71	$17.14

Dream	5	990	71.6%	$173.17	$124.00

Night	1	72	92.8%	$228.31	$211.96

Total Lodging	7,216	612,926	53.0%	$66.73	$35.38

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,760	N/A	N/A	N/A

Total Wyndham Worldwide	7,378	633,686

	As of and For the Three Months Ended June 30, 2010
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	99	27,771	59.5%	$108.71	$64.66

TRYP by Wyndham	92	13,236	N/A	N/A	N/A

Wingate by Wyndham	164	15,020	61.5%	$79.97	$49.15

Hawthorn Suites by Wyndham	80	7,563	57.7%	$78.07	$45.08

Ramada	901	118,521	51.3%	$71.95	$36.88

Baymont	242	20,496	49.6%	$61.26	$30.38

Days Inn	1,857	148,457	48.6%	$60.66	$29.47

Super 8	2,149	134,189	51.6%	$55.89	$28.86

Howard Johnson	477	45,513	46.8%	$60.84	$28.48

Travelodge	442	32,762	45.9%	$62.35	$28.63

Microtel Inns & Suites	318	22,666	52.3%	$56.90	$29.76

Knights Inn	338	20,157	37.9%	$41.80	$15.84

Other	2	404	N/A	N/A	N/A

Total Lodging	7,161	606,755	50.2%	$64.27	$32.25

Vacation Ownership
Wyndham Vacation Ownership resorts	160	20,569	N/A	N/A	N/A

Total Wyndham Worldwide	7,321	627,324

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 6
(2 of 2)
Wyndham Worldwide Corporation
BRAND SYSTEM DETAILS

	As of and For the Six Months Ended June 30, 2011
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	98	26,488	58.1%	$108.43	$63.01

TRYP by Wyndham	94	13,659	57.5%	$106.68	$61.36

Wingate by Wyndham	166	15,234	59.3%	$80.29	$47.63

Hawthorn Suites by Wyndham	74	7,054	60.7%	$75.14	$45.63

Ramada	884	117,365	49.7%	$74.51	$37.01

Baymont	255	21,381	46.2%	$61.04	$28.20

Days Inn	1,865	149,032	45.4%	$60.08	$27.27

Super 8	2,214	139,196	49.3%	$53.39	$26.31

Howard Johnson	462	46,291	45.1%	$59.36	$26.77

Travelodge	434	32,364	44.9%	$63.04	$28.32

Microtel Inns & Suites	317	22,579	51.1%	$57.13	$29.19

Knights Inn	347	21,221	37.0%	$41.84	$15.47

Dream	5	990	71.9%	$174.20	$125.27

Night	1	72	93.1%	$246.94	$229.87

Total Lodging	7,216	612,926	48.3%	$65.35	$31.57

Vacation Ownership
Wyndham Vacation Ownership resorts	162	20,760	N/A	N/A	N/A

Total Wyndham Worldwide	7,378	633,686

	As of and For the Six Months Ended June 30, 2010
					Average Revenue
	Number of	Number of	Average Occupancy	Average Daily	Per Available
Brand	Properties	Rooms	Rate	Rate (ADR)	Room (RevPAR)

Lodging
Wyndham Hotels and Resorts	99	27,771	55.4%	$110.61	$61.25

TRYP by Wyndham	92	13,236	N/A	N/A	N/A

Wingate by Wyndham	164	15,020	56.6%	$78.81	$44.63

Hawthorn Suites by Wyndham	80	7,563	53.4%	$77.56	$41.41

Ramada	901	118,521	47.2%	$72.32	$34.15

Baymont	242	20,496	45.5%	$59.65	$27.13

Days Inn	1,857	148,457	43.6%	$59.39	$25.92

Super 8	2,149	134,189	46.4%	$54.59	$25.34

Howard Johnson	477	45,513	42.8%	$59.42	$25.44

Travelodge	442	32,762	42.0%	$61.92	$25.99

Microtel Inns & Suites	318	22,666	48.0%	$56.04	$26.88

Knights Inn	338	20,157	35.5%	$40.46	$14.36

Other	2	404	N/A	N/A	N/A

Total Lodging	7,161	606,755	45.7%	$63.60	$29.04

Vacation Ownership
Wyndham Vacation Ownership resorts	160	20,569	N/A	N/A	N/A

Total Wyndham Worldwide	7,321	627,324

NOTE: A glossary of terms is included in Table 3 (3 of 3); RevPAR may not recalculate by multiplying average occupancy rate by ADR due to rounding.

Table 7
(1 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATION
(In millions)

		Reported	Legacy	Asset	Restructuring		VAT	Adjusted
	Net Revenues	EBITDA	Adjustments(b)	Impairment(c)	Costs		Adjustments(e)	EBITDA
Three months ended March 31, 2011
Lodging	$149	$27	$—	$13	$—		$—	$40
Vacation Exchange and Rentals	356	93	—	—	—		—	93
Vacation Ownership	450	97	—	—	(1)	(d)	—	96

Total Reportable Segments	955	217	—	13	(1)		—	229
Corporate and Other (a)	(3)	(14)	(11)	—	—		—	(25)

Total Company	$952	$203	$(11)	$13	$(1)		$—	$204

Three months ended June 30, 2011
Lodging	$190	$66	$—	$—	$—		$—	$66
Vacation Exchange and Rentals	361	106	—	—	7	(f)	(31)	82
Vacation Ownership	541	130	—	—	—		—	130

Total Reportable Segments	1,092	302	—	—	7		(31)	278
Corporate and Other (a)	(2)	(26)	3	—	—		—	(23)

Total Company	$1,090	$276	$3	$—	$7		$(31)	$255

(a)	Includes the elimination of transactions between segments.

(b)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(d)	Relates to the reversal of costs incurred as a result of various strategic initiatives commenced by the Company during 2008.

(e)	Relates to a net benefit resulting from a refund of value added taxes.

(f)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 7
(2 of 2)
Wyndham Worldwide
NON-GAAP RECONCILIATIONS
(In millions)

		Reported	Acquisition	Legacy	Restructuring	Adjusted
	Net Revenues	EBITDA	Costs(b)	Adjustments(c)	Costs(d)	EBITDA

Three months ended March 31, 2010
Lodging	$144	$33	$—	$—	$—	$33
Vacation Exchange and Rentals	300	80	4	—	—	84
Vacation Ownership	444	82	—	—	—	82

Total Reportable Segments	888	195	4	—	—	199
Corporate and Other (a)	(2)	(20)	—	2	—	(18)

Total Company	$886	$175	$4	$2	$—	$181

Three months ended June 30, 2010
Lodging	$178	$49	$1	$—	$—	$50
Vacation Exchange and Rentals	281	78	—	—	—	78
Vacation Ownership	505	104	—	—	—	104

Total Reportable Segments	964	231	1	—	—	232
Corporate and Other (a)	(1)	(14)	—	—	—	(14)

Total Company	$963	$217	$1	$—	$—	$218

Three months ended September 30, 2010
Lodging	$203	$67	$—	$—	$—	$67
Vacation Exchange and Rentals	330	103	1	—	—	104
Vacation Ownership	533	123	—	—	—	123

Total Reportable Segments	1,066	293	1	—	—	294
Corporate and Other (a)	(1)	30	—	(52)	—	(22)

Total Company	$1,065	$323	$1	$(52)	$—	$272

Three months ended December 31, 2010
Lodging	$163	$40	$—	$—	$—	$40
Vacation Exchange and Rentals	282	32	1	—	9	42
Vacation Ownership	497	131	—	—	—	131

Total Reportable Segments	942	203	1	—	9	213
Corporate and Other (a)	(5)	(20)	—	(3)	—	(23)

Total Company	$937	$183	$1	$(3)	$9	$190

Twelve months ended December 31, 2010
Lodging	$688	$189	$1	$—	$—	$190
Vacation Exchange and Rentals	1,193	293	6	—	9	308
Vacation Ownership	1,979	440	—	—	—	440

Total Reportable Segments	3,860	922	7	—	9	938
Corporate and Other (a)	(9)	(24)	—	(54)	—	(78)

Total Company	$3,851	$898	$7	$(54)	$9	$860

Note: Amounts may not foot across due to rounding.

(a)	Includes the elimination of transactions between segments.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons during March 2010, the TRYP hotel brand during June 2010, ResortQuest during September 2010 and James Villa Holidays during November 2010.

(c)	Relates to the net expense/(benefit) from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(d)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

Table 8
(1 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2011
		Early
		Extinguishment of		Legacy		Restructuring		VAT
	As Reported	Debt		Adjustments		Costs		Adjustments		As Adjusted
Net revenues
Service fees and membership	$499									$499
Vacation ownership interest sales	313									313
Franchise fees	134									134
Consumer financing	103									103
Other	41									41

Net revenues	1,090	—		—		—		—		1,090

Expenses
Operating	458									458
Cost of vacation ownership interests	48									48
Consumer financing interest	23									23
Marketing and reservation	153									153
General and administrative	126			(3	)(b)			31	(d)	154
Restructuring	7					(7	)(c)			—
Depreciation and amortization	45									45

Total expenses	860	—		(3)		(7)		31		881

Operating income	230	—		3		7		(31)		209
Other income, net	(1)									(1)
Interest expense	37	(1	)(a)					(3)	(e)	33
Interest income	(2)									(2)

Income before income taxes	196	1		3		7		(28)		179
Provision for income taxes	82	1	(f)	1	(f)	2	(f)	(15	)(f)	71

Net income	$114	$—		$2		$5		$(13)		$108

Earnings per share
Basic	$0.68	$—		$0.01		$0.03		$(0.08)		$0.65
Diluted	0.67	—		0.01		0.03		(0.08)		0.64

Weighted average shares outstanding
Basic	167	167		167		167		167		167
Diluted	170	170		170		170		170		170

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the second quarter of 2011.

(b)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

(d)	Relates to a net benefit resulting from a refund of value added taxes.

(e)	Relates to interest on value added tax accruals.

(f)	Relates to the tax effect of the adjustments.

Table 8
(2 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2011
		Early
		Extinguishment		Legacy		Asset		Restructuring		VAT
	As Reported	of Debt		Adjustments		Impairment		Costs		Adjustments		As Adjusted
Net revenues
Service fees and membership	$995											$995
Vacation ownership interest sales	535											535
Franchise fees	235											235
Consumer financing	206											206
Other	70											70

Net revenues	2,041	—		—		—		—		—		2,041

Expenses
Operating	868											868
Cost of vacation ownership interests	79											79
Consumer financing interest	46											46
Marketing and reservation	290											290
General and administrative	266			4	(b)					31	(f)	301
Asset impairment	13					(13	)(d)					—
Restructuring	6							(6	)(e)			—
Depreciation and amortization	90											90

Total expenses	1,658	—		4		(13)		(6)		31		1,674

Operating income	383	—		(4)		13		6		(31)		367
Other income, net	(7)			4	(c)							(3)
Interest expense	81	(12	)(a)							(3	)(g)	66
Interest income	(3)											(3)

Income before income taxes	312	12		(8)		13		6		(28)		307
Provision for income taxes	126	5	(h)	(3	)(h)	5	(h)	2	(h)	(15	)(h)	120

Net income	$186	$7		$(5)		$8		$4		$(13)		$187

Earnings per share
Basic	$1.10	$0.04		$(0.03)		$0.05		$0.03		$(0.08)		$1.10
Diluted	1.07	0.04		(0.03)		0.04		0.02		(0.07)		1.07

Weighted average shares outstanding
Basic	170	170		170		170		170		170		170
Diluted	174	174		174		174		174		174		174

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early repurchase of a portion of the Company’s 3.50% convertible notes during the first half of 2011.

(b)	Relates to the net benefit from the resolution of and adjustment to certain contingent liabilities and assets resulting from our separation.

(c)	Relates to a gain on the redemption of a preferred stock investment allocated to the Company in connection with our separation.

(d)	Relates to a non-cash impairment charge to reduce the value of an international joint venture in the Company’s hotel business.

(e)	Primarily relates to costs incurred as a result of a strategic initiative commenced by the Company during 2010.

(f)	Relates to a net benefit resulting from a refund of value added taxes.

(g)	Relates to interest on value added tax accruals.

(h)	Relates to the tax effect of the adjustments.

Table 8
(3 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Three Months Ended June 30, 2010
	As Reported	Acquisition Costs		Legacy Adjustments(b)		As Adjusted
Net revenues
Service fees and membership	$409					$409
Vacation ownership interest sales	271					271
Franchise fees	120					120
Consumer financing	106					106
Other	57					57

Net revenues	963	—		—		963

Expenses
Operating	387	(1	)(a)			386
Cost of vacation ownership interests	49					49
Consumer financing interest	29					29
Marketing and reservation	138					138
General and administrative	146			—		146
Depreciation and amortization	42					42

Total expenses	791	(1)		—		790

Operating income	172	1		—		173
Other income, net	(3)					(3)
Interest expense	36					36
Interest income	(2)					(2)

Income before income taxes	141	1		—		142
Provision for income taxes	46	—	(c)	1	(c)	47

Net income	$95	$1		$(1)		$95

Earnings per share
Basic	$0.53	$—		$—		$0.53
Diluted	0.51	—		—		0.51

Weighted average shares outstanding
Basic	180	180		180		180
Diluted	187	187		187		187

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred in connection with the Company’s acquisition of the TRYP hotel brand during June 2010.

(b)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(c)	Relates to the tax effect of the adjustments.

Table 8
(4 of 4)
Wyndham Worldwide Corporation
NON-GAAP FINANCIAL INFORMATION
(In millions, except per share data)

	Six Months Ended June 30, 2010
		Early
		Extinguishment				Legacy
	As Reported	of Debt		Acquisition Costs		Adjustments		As Adjusted
Net revenues
Service fees and membership	$833							$833
Vacation ownership interest sales	488							488
Franchise fees	211							211
Consumer financing	211							211
Other	106							106

Net revenues	1,849	—		—		—		1,849

Expenses
Operating	769			(5	) (b)			764
Cost of vacation ownership interests	86							86
Consumer financing interest	53							53
Marketing and reservation	261							261
General and administrative	293					(1	) (c)	292
Depreciation and amortization	85							85

Total expenses	1,547	—		(5)		(1)		1,541

Operating income	302	—		5		1		308
Other income, net	(5)			—				(5)
Interest expense	86	(16	) (a)					70
Interest income	(2)							(2)

Income before income taxes	223	16		5		1		245
Provision for income taxes	78	6	(d)	1	(d)	1	(d)	86

Net income	$145	$10		$4		$—		$159

Earnings per share
Basic	$0.81	$0.05		$0.02		$—		$0.89
Diluted	0.78	0.05		0.02		—		0.85

Weighted average shares outstanding
Basic	180	180		180		180		180
Diluted	186	186		186		186		186

Note: EPS amounts may not foot due to rounding.

(a)	Relates to costs incurred for the early extinguishment of the Company’s term loan facility and revolving foreign credit facility during March 2010.

(b)	Relates to costs incurred in connection with the Company’s acquisitions of Hoseasons Holdings Ltd. during March 2010 and the TRYP hotel brand during June 2010.

(c)	Relates to the net expense from the resolution of and adjustment to certain contingent liabilities and assets.

(d)	Relates to the tax effect of the adjustments.

Table 9
Wyndham Worldwide Corporation
NON-GAAP RECONCILIATIONS AND FINANCIAL INFORMATION
(In millions)
FREE CASH FLOW
The Company defines free cash flow as net cash provided by operating activities minus capital expenditures, equity investments and development advances, excluding cash payments related to the Company’s contingent tax liabilities that it assumed and is responsible for pursuant to its separation from Cendant. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, equity investments and hotel development advances, can be used for strategic opportunities, including making acquisitions, paying dividends, repurchasing the Company’s common stock and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of the Company’s operating results to its competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Wyndham Worldwide is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period.
The following table provides more details on the GAAP financial measure that is most directly comparable to the non-GAAP financial measure and the related reconciliation between these financial measures:

	Six Months Ended June 30,
	2011	2010
Net cash provided by operating activities	$696	$557
Less: Property and equipment additions	(96)	(63)
Less: Equity investments and development advances	(5)	(8)

Free cash flow	$595	$486

GROSS VOI SALES
The following table provides a reconciliation of Gross VOI sales (see Table 3) to Vacation ownership interest sales (see Table 4):

Year
2011	Q1	Q2	Q3	Q4	Full Year

Gross VOI sales	$319	$412	N/A	N/A	N/A
Less: Sales under the WAAM	(18)	(19)	N/A	N/A	N/A

Gross VOI sales, net of WAAM sales	302	393	N/A	N/A	N/A
Less: Loan loss provision	(79)	(80)	N/A	N/A	N/A

Vacation ownership interest sales	$222	$313	N/A	N/A	N/A

2010

Gross VOI sales	$308	$371	$412	$373	$1,464
Less: Sales under the WAAM	(5)	(13)	(20)	(14)	(51)

Gross VOI sales, net of WAAM sales	303	358	392	359	1,413
Less: Loan loss provision	(86)	(87)	(85)	(82)	(340)

Vacation ownership interest sales	$217	$271	$308	$276	$1,072

2009

Gross VOI sales	$280	$327	$366	$343	$1,315
Plus: Net effect of percentage-of-completion accounting	67	37	36	47	187
Less: Loan loss provision	(107)	(122)	(117)	(103)	(449)

Vacation ownership interest sales	$239	$242	$285	$287	$1,053

2008

Gross VOI sales	$458	$532	$566	$432	$1,987
Plus/(less): Net effect of percentage-of-completion accounting	(82)	(5)	(2)	14	(75)
Less: Loan loss provision	(82)	(113)	(119)	(136)	(450)

Vacation ownership interest sales	$294	$414	$446	$309	$1,463

Note: Amounts may not foot due to rounding.
The following represents tele-sales upgrades, which are excluded from Gross VOI sales in the Company’s VPG calculation (see Table 3):

	Q1	Q2	Q3	Q4	Full Year

2011	$18	$18	N/A	N/A	N/A
2010	$20	$20	$23	$17	$80
2009	$24	$23	$29	$28	$104
2008	$33	$35	$49	$40	$156

Note: Amounts may not foot across due to rounding.